Exhibit 10.249

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (the “Agreement”) is made and entered into effective as of December 28, 2012, by and between NEW LINCOLN LTD., an Ohio limited partnership (“Operator”), and CHANCELLOR SENIOR MANAGEMENT, LTD., an Ohio limited liability company (hereinafter called “Manager”).

Operator and Manager agree that Manager shall manage that certain assisted living  facility commonly known as “Lincoln Lodge Retirement Residence” and located at 4950 West Broad Street, Columbus Ohio, 43228 (the “Facility”), on the following terms and conditions:

SECTION ONE:  MANAGEMENT DUTIES AND OBLIGATIONS

1.01                        Management of Facility. During the term of this Agreement, Manager shall supervise the management of the Facility including, but not limited to, staffing, billing, collections, setting of rates and charges and general administration.  In connection therewith, Manager (either directly or through supervision of employees of the Facility) shall:

(a)                                 Hire on behalf of Operator and maintain (to the extent such personnel are reasonably available in the community in which the Facility is located) an adequate staff of nurses, technicians, office and other employees, including an administrator, at wage and salary rates for various job classifications approved from time to time by Operator; and release employees at Manager’s discretion.  Operator and Manager agree that the Facility Administrator will be an employee of Manager (or Manager’s affiliate), and will be paid by Manager and not by Operator.

(b)                                 Recommend and institute, subject to approval of Operator, appropriate employee benefits.  Employee benefits may include pension and profit sharing plans, insurance benefits, incentive plans for key employees, and vacation policies.

(c)                                  Order, supervise and conduct a program of regular maintenance and repair of the Facility, except that physical improvements costing more than $5,000.00 shall be subject to prior approval of Operator, which shall not be unreasonably withheld.

(d)                                 Purchase supplies, drugs, solutions, equipment, furniture and furnishings on behalf of Operator, except that purchases of items of equipment which cost more than $5,000.00 shall be subject to prior approval of Operator, which shall not be unreasonably withheld.

(e)                                  Administer and schedule all services of the Facility.

(f)                                   Supervise and provide the operation of food service facilities.

(g)                                  Institute standards and procedures for admitting patients, for charging patients for services, and for collection of the charges from the patients or third parties.

(h)                                 Negotiate on behalf of Operator (and in conjunction with Operator’s counsel) with any labor union lawfully entitled to represent employees of the Operator who work at the Facility, but any collective bargaining agreement or labor contract must be submitted to Operator for approval and execution.

(i)                                     Make periodic evaluation of the performance of all departments of the facility, paying particular attention to those departments where there is an inconsistency between expenditures and budget.

(j)                                    Advise and assist Operator in designing an adequate and appropriate public and personnel relations program.

(k)                                 Provide a monthly narrative report addressing the operations of the community, including progress towards goals, challenges and updated plans.

(l)                                     Develop a customized and aggressive marketing program to be implemented by the Facility that includes detailed lead tracking, sales person training, ongoing referral management and regular oversight by our team.

(m)                             Prepare a detailed annual budget based on current operations and proposed changes and improvements.

1.02                        Bank Accounts and Working Capital.  Manager shall deposit all funds received from the operation of the Facility in an Operating Account in a bank or banks presently being used by the Facility or such other banks as are designated from time to time by Manager.  Operator shall provide sufficient working capital for the operation of the Facility and shall make deposits in the Operating Account of such working capital from time to time.

1.03                        Access to Records and Facility. The books and records kept by Manager for the Facility shall be maintained at the Facility, although Manager shall have the right to maintain copies of such records at its home office for the purpose of providing services under this Agreement.  Manager shall make available to Operator, its agents, accountants and attorneys, during normal business hours, all books and records pertaining to the Facility and Manager shall promptly respond to any questions of Operator with respect to such books and records and shall confer with Operator at all reasonable times, upon request, concerning operation of the Facility.  In addition, Operator shall have access to the Facility at all reasonable hours for the purpose of examining or inspecting the Facility.

1.04                        Licenses.

(a)                                 Manager shall use its best efforts to manage the Facility in a manner necessary to maintain all necessary licenses, permits, consents, and approvals from all governmental agencies, which have jurisdiction over the operation of the Facility. Manager shall not assume the liability for any employee action, failure to act or negligence prohibiting the intent of this provision to be met.

(b)                                 Neither Operator nor Manager shall knowingly take any action which may (1) cause any governmental authority having jurisdiction over the operation of the Facility to institute any proceeding for the rescission or revocation of any necessary license, permit, consent or approval, or (2) adversely affect Operator’s right to accept and obtain payments under

Medicare, Medicaid, or any other public or private medical payment program; however, this Agreement in no way guarantees or warrants that any or all of the above will not or could not occur.

(c)                                  Manager shall, with the written approval of Operator, have the right to contest by appropriate legal proceedings, diligently conducted in good faith, in the name of the Operator, the validity or application of any law, ordinance, rule, ruling, regulation, order or requirement of any governmental agency having jurisdiction over the operation of similar facilities. Operator shall cooperate with Manager with regard to the contest, and Operator shall pay the reasonable attorney’s fees incurred with regard to the contest. Counsel for any such contest shall be mutually selected by Manager and Operator. Manager shall have the right, without the written consent of the Operator, to process all third-party payment claims for the services of the Facility, including the full right to contest adjustments and denials by governmental agencies (or their fiscal intermediaries) as third-party payor.

1.05                        Taxes.  Any taxes or other governmental obligations properly imposed on the Facility are the obligations of the Operator, not of Manager, and shall be paid out of the operating Accounts of the Facility.  With the Operator’s written consent, Manager may contest the validity or amount of any such tax or imposition on the Facility in the same manner as described in Section 1.04(c).

SECTION TWO:  TERM AND TERMINATION

2.01                        Term.  The term of this Agreement shall commence on December 29, 2012 and shall terminate on the earlier of the closing of the acquisition of the Facility pursuant to that certain Purchase Agreement by and between AdCare Health Systems, Inc. and CHP Acquisition Company LLC, dated October 11, 2012, as amended, or notice by Operator of its intent to terminate the said Purchase Agreement.

SECTION THREE:  MANAGEMENT FEE; RENT

3.01                        Monthly Management Fee.  During each month of this Agreement, Operator shall pay Manager a fee in an amount equal to five percent (5%) of the gross revenue of the Facility computed in accordance with GAAP (the “Management Fee”).  The Management Fee for each month shall be payable within five (5) days following the delivery to Manager of the monthly financial report required pursuant to Section 1.01 for such month.  Any Management Fee or portion thereof not paid within ten (10) days following the date it was due shall be considered late and accrue interest at the simple rate of eight percent (8%) per annum.

3.02                        During each month of this Agreement Operator (i) shall provide “back office” accounting services for the Facility, (ii) shall pay all expenses related to Facility, including without limitation any outstanding debts on the Facility and (iii) shall receive from Manager a fee of $1,500.00 per month for such services.

SECTION FOUR:  COVENANTS OF OPERATOR

4.01                        Insurance.  Operator shall provide and maintain throughout the Term the following insurance with responsible companies, naming Operator and Manager (as its interest may appear) as insured thereunder in amounts approved by Manager and Operator.

(a)                                 public liability insurance and insurance against theft of or damage to patients’ property in the Facility or its Premises;

(b)                                 worker’s compensation, employers’ liability or similar insurance as may be required by law;

(c)                                  insurance against loss or damage to the Facility from fire and such other risks and casualties now or hereafter embraced by “Extended Coverage,” as well as such other risks and casualties with respect to which insurance is customarily carried for similar facilities;

(d)                                 business interruption insurance against loss of income due to the risks insured against under this Section 4.01;

(e)                                  such other insurance or additional insurance as Manager and Operator together shall reasonably deem necessary for protection against claims, liabilities and losses arising from the operation or Operatorship of the Facility.

If Operator fails to affect or maintain any such insurance, Operator will indemnify Manager against damage, loss or liability resulting from all risks for which such insurance should have been maintained, and Manager may affect such insurance as agent of Operator, but shall not be liable for its failure to do so, by taking out policies in such insurance companies as may be selected by Manager, running for a period not to exceed one year.

4.02                        Convalescent Services.  Operator covenants and agrees that Facility is and will continue to be a fully licensed skilled nursing facility containing 84 licensed beds.  Manager and Operator agree that the services rendered by the Facility will not, during the term hereof, be changed in any material respect, unless there shall first have been mutual agreement between Manager and Operator to such change.

SECTION FIVE:  MISCELLANEOUS

5.01                        Assignment by Manager.  Manager shall not assign its rights or obligations under this Agreement without the consent of Operator.

5.02                        Assignment by Operator.  Operator shall not assign its rights or obligations under this Agreement without notice to Manager.

5.03                        Binding on Successors and Assigns.  The terms, covenants, conditions, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, their heirs, administrators, executors, successors and assigns, subject to provisions of Section 5.01 and 5.02 above.

5.04                        Negation of Partnership, Joint Venture and Agency.  Nothing in this Agreement contained shall constitute or be construed to be or to create a partnership, joint venture or lease between Operator and Manager with respect to the Facility.  The parties intend for the relationship of Manager to Operator under this Agreement to be that of an independent contractor, not that of an agent.  Operator shall not have the power to control the time, method or manner of Manager’s performance hereunder.  Operator shall look solely to the results to be achieved by Manager, and nothing contained herein shall be construed to create a relationship of agency between Manager and Operator.

5.05                        Notices.  All notices hereunder by either party to the other shall be in writing.  All notices, demands and requests shall be deemed given when mailed, postage prepaid, registered, or certified mail, return receipt requested:

(a)                                 to Operator:                              New Lincoln Ltd.

1145 Hembree Road

Roswell, Georgia 30076

(b)                                 to Manager:                             Chancellor Senior Management, Ltd.

4100 Regent Street, Suite F

Columbus, Ohio  43219

or to such other address or to such other person as may be designated by notice given from time to time during the term by one party to the other.

5.06                        Entire Agreement.  This Agreement contains the entire agreement between the parties hereto, and no representations or agreements, oral or otherwise, between the parties not embodied herein or attached hereto shall be of any force and effect.  Any additions or amendments to this Agreement subsequent hereto shall be of no force and effect unless in writing and signed by the party to be bound.

5.07                        Governing Law.  This Agreement has been executed and delivered in the State of Ohio, and all the terms and provisions hereof and the rights and obligations of the parties hereto shall be construed and enforced in accordance with the laws thereof.

5.08                        Captions and Headings.  The captions and headings throughout this Agreement are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Agreement nor in any way affect this Agreement.

5.09                        Disclaimer of Employment of Facility Employees.  No person employed by Operator in operation of the Facility will be an employee of Manager with the exception of the Facility Administrator, and Manager will have no liability for payment of wages, payroll taxes and other expenses of employment except (i) with respect to the Facility Administrator, and (ii) Manager’s obligation to exercise reasonable care in its management of the Facility and to properly apply available Facility funds to the payment of such wages and payroll taxes.

5.10                        Impossibility of Performance.  Neither party to this Agreement shall be deemed to be in violation of this Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including without limitation, acts of God or of the public enemy, flood or storm, strikes or statutory regulation or rule of any federal, state, or local government, or any agency thereof.

5.11                        Non-assumption of Liabilities.  Manager shall not, by entering into and performing this Agreement, become liable for any of the existing or future obligations, liabilities or debts of Operator, and Manager shall not, by managing the Facility, assume or become liable for any of the obligations, debts and liabilities of Operator; and Manager will, in its role as manager of the Facility, have only the obligation to exercise reasonable care in its management and handling of the funds generated from the operation of the Facility.

5.12                        Responsibility for Misconduct of Employees and Other Personnel.  Manager will have no liability whatever for damages suffered on account of the dishonesty, willful misconduct or negligence of any employee of the Operator regarding the Facility in connection with damage or loss directly sustained by it by reason of the dishonesty, willful misconduct and gross negligence of Operator’s employees in the operation of the Facility during the term of this Agreement.

5.13                        Rights Cumulative, No Waiver.  No right or remedy herein conferred upon or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of any event of default hereunder.  The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy to be construed as a waiver or relinquishment thereof.  Every right and remedy given by this Agreement to the parties hereto may be exercised from time to time and as often as may be deemed expedient by the parties hereto, as the case may be.

5.14                        Invalid or Unenforceable Provisions.  If any terms, covenants or conditions of this Agreement or the application thereof to any person or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

5.15                        Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

5.16                        Authorization of Agreement.  Manager and Operator represent and warrant, each to the other, that this Agreement has been duly authorized by its respective Board of Directors and, if required by law, shareholders; and that this Agreement constitutes a valid and enforceable obligation of Manager and Operator in accordance with its terms.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

OPERATOR:		MANAGER:

NEW LINCOLN LTD.,		CHANCELLOR SENIOR MANAGEMENT, LTD.,
an Ohio limited partnership		an Ohio limited liability company

By:	/s/ Boyd P. Gentry	By: CHANCELLOR HEALTH PARTNERS, INC.,
Name:	Boyd P. Gentry	an Ohio corporation, its Manager
Title:	Authorized Representative

		By:	/s/ Roger C. Vincent
Roger C. Vincent
President

SIGNATURE PAGE

Management Agreement — Lincoln Lodge